EXHIBIT 4.1


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CERTIFICATE NO.          VILLAGE FINANCIAL CORPORATION                CUSIP NO.
                                                                     92707P 10 7

INCORPORATED UNDER THE                           SEE REVERSE FOR CERTAIN RIGHTS,
LAWS OF THE STATE OF NEW JERSEY                   RESTRICTIONS, DEFINITION, ETC.

                  THIS
                  CERTIFIES
                  THAT

                  IS THE REGISTERED
                  HOLDER OF

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $0.10 PAR VALUE PER SHARE OF

                          VILLAGE FINANCIAL CORPORATION

         The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Secretary of the Corporation), to all of the provisions the holder by acceptance hereof, assents.

THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

         IN WITNESS WHEREOF, Village Financial Corporation has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

DATED:

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President                               SEAL         Secretary
                                Incorporated 1998


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                          VILLAGE FINANCIAL CORPORATION

         The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock, no par value per share, in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.
         The shares represented by this Certificate may not be cumulatively voted in the election of directors of the Corporation. The affirmative vote of the holders of at least 80% of each class or series of the voting stock of the Corporation, voting separately for each class or series entitled to vote separately and together as a single class for all classes or series not entitled to vote separately, shall be required to approve certain business combinations and other transactions, pursuant to the Certificate of Incorporation or to amend certain provisions of the Certificate of Incorporation.
         The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock ( the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit and may have their voting rights reduced below the Limit.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common              UNIF GIFT MIN ACT -_______________Custodian_______________
                                                                (Cus)                       (Minor)
TEN ENT -  as tenants by the entireties
                                                                under Uniform Transfers to Minors
JT TEN  -  as joint tenants with right of
           survivorship and not as tenants                      Act ___________________________
           in common                                                        (State)

     Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED ________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
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   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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                                                      Shares of the Common Stock
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represented by the within Certificate and do hereby  irrevocably  constitute and appoint

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Atorney  to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
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                  X
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                  X

                  NOTICE: The signature to this assignment must correspond  with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.